STORAGE TECHNOLOGY CORPORATION AND SUBSIDIARIES
                               COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                               (In thousands, except per share amounts)
                                              (Unaudited)
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
                                                        QUARTER ENDED                  SIX MONTHS ENDED
                                                  ---------------------------     ---------------------------
                                                    JUNE 25,       JUNE 26,         JUNE 25,       JUNE 26,
                                                      1999           1998             1999           1998
                                                   -----------    -----------      -----------    -----------
BASIC
Earnings (Loss):
  Net income (loss)                                  $(38,480)      $ 54,430         $(32,667)      $ 95,000
                                                    =========      =========        =========      =========

Shares:
  Weighted average shares outstanding                 100,081        106,945           99,931        106,777
                                                    =========      =========        =========      =========

Earnings (Loss) per share:
  Basic earnings (loss) per share                    $  (0.38)      $   0.51         $  (0.33)      $   0.89
                                                    =========      =========        =========      =========



DILUTED
Earnings (Loss):
  Net income (loss)                                  $(38,480)      $ 54,430         $(32,667)      $ 95,000
                                                    =========      =========        =========      =========

Shares:
  Weighted average shares outstanding                 100,081        106,945           99,931        106,777
  Dilutive effect of outstanding options (as
    determined under the treasury stock method)                        2,994                           2,873
                                                    ---------      ---------        ---------      ---------
  Weighted-average and dilutive potential shares      100,081        109,939           99,931        109,650
                                                    =========      =========        =========      =========

Earnings (Loss) per share:
  Diluted earnings (loss) per share                  $  (0.38)      $   0.50         $  (0.33)      $   0.87
                                                    =========      =========        =========      =========

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